BRIDGE LOAN AGREEMENT

     BRIDGE LOAN AGREEMENT, dated as of August 1, 1998 between MASATEPE COMMUNICATIONS U.S.A., L.L.C., a Delaware limited liability company (the "Borrower"), and VDC CORPORATION LTD., a Bermuda corporation (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lender make the Bridge Loan (as hereinafter defined) and the Lender has agreed to make the Bridge Loan on and subject to the terms and conditions hereof;

     NOW, THEREFORE, each of the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1. GENERAL DEFINITIONS

     1.1. Definitions. When used herein, the following terms shall have the following meanings:

          Affiliate shall mean any person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding capital stock having ordinary voting power to elect the Board of Directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of the Borrower, or which otherwise controls, is controlled by or is under common control with the Borrower, or any stockholders of the Borrower or any person which controls any stockholder of the Borrower. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          Agreement shall mean this Loan Agreement as the same may be amended, extended, supplemented, modified, restated or replaced from time to time.

          Borrower shall mean Masatepe Communications U.S.A., L.L.C., a Delaware limited liability company.

          Bridge Loan shall mean the term loan made pursuant to Section 2.1.

          Bridge Note shall mean the Bridge Note made by the Borrower to the Lender pursuant to Section 2.1 in the form of Exhibit "A".

          Business Day shall mean a day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware. Unless specifically denoted "Business Days" herein, references to "days" shall mean calendar days.

          Closing Date shall mean the date hereof. The closing shall take place on the Closing Date via telephone conference call or by such other means as the parties may provide at such time as the parties agree.

          Default Rate shall mean the rate or rates determined from time to time pursuant to Section 3.2.

          Dollars and the symbol $ shall mean lawful money of the United States of America.

          Event of Default shall mean any of the Events of Default described in
Section 9.1.

          FCC Approval Date shall mean the later to occur of (A) the date on which the FCC consents to or approves each of the FCC Filings, including any accounting rates stated therein; or (B) sixty days after the Closing Date.

          FCC Filings shall mean, collectively, the following documents filed or to be filed by the Company with the FCC: (i) transfer of control application with respect to the Company's Overseas Common Carrier Section 214 Certificate authorizing the change in control of the Company resulting from the consummation of the transactions contemplated by the Purchase Agreement; (ii) the Carrier Service Agreement, dated as of May 12, 1998, between the Company and D-Comm, Inc.; and (iii) an operating agreement in form and substance acceptable to Buyer between the Company and Masatepe S.A. which shall set forth the accounting rates charged thereunder.

          Financials shall mean the unaudited financial statements of the Borrower dated July 31, 1998.

          U.S. GAAP shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur) both as to classification and amounts.

          Guaranty shall mean the Guaranty Agreement entered into by the Guarantor in favor of Lender in the form of Exhibit "B".

          Guarantor shall mean Activated Communications Limited Partnership.

          Indebtedness shall mean all of the Borrower's liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Liabilities and all obligations (including but not limited to obligations pursuant to operating leases) to trade creditors, whether heretofore, now or hereafter owing, due or payable from the Borrower to any person and howsoever evidenced, created, incurred, acquired or owing, whether primary,


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secondary, direct, contingent, fixed, matured, liquidated or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (ii) all obligations or liabilities of any person that are secured by any Lien upon property owned by the Borrower, even though the Borrower has not assumed or become liable for the payment thereof; (iii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iv) all unfunded pension fund obligations and liabilities; and (v) deferred taxes.

          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Lender shall mean VDC Corporation Ltd., a Bermuda corporation.

          Liabilities shall mean all of the Borrower's liabilities, obligations and Indebtedness to the Lender of any and every kind and nature (including, without limitation, interest, fees, charges, expenses, attorneys' fees, indemnities and other sums chargeable to the Borrower by the Lender and future advances made to or for the benefit of the Borrower), whether arising under this Agreement or under any of the other Loan Documents or acquired by the Lender from any other source or otherwise, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether as drawer, maker, endorser, guarantor, surety or otherwise and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or liquidated or otherwise, including obligations of performance.

          Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, charge, or claim upon property of any kind, whether or not voluntarily given (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and the recording of or agreement to provide any instrument for recording under the recording or other laws of any state or other jurisdiction).

          Loan Documents shall mean all agreements, instruments and documents whether heretofore, now or hereafter executed by or on behalf of the Borrower with respect to or in connection with this Agreement including, without limitation, the Bridge Note, the Pledge Agreement, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, deposit agreements, financing statements, warehouse receipts, bills of lading, notices of assignment of


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accounts, schedules of accounts assigned, landlord's and mortgagee's waivers, trust account agreements and all other written matter.

          Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Borrower or to the prospects of the Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform the Liabilities, or (d) materially impairs or could reasonably be expected to materially impair the ability of the Lender to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

          Maturity Date shall mean the earlier to occur of (i) the FCC Approval Date and (ii) October 15, 1998.

          Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          Potential Default shall mean any event or condition which with notice, passage of time, or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

          Solvent shall mean (i) at fair valuation thereof, the sum of all of the Borrower's assets exceeds all Indebtedness, and (ii) the Borrower is able to pay all of its Indebtedness as it becomes due.

          Subsidiary shall mean of any person at any time (i) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such person's Subsidiaries, or any partnership of which such person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such person or one or more of such person's Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such person or one or more of such person's Subsidiaries.


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          Uniform Commercial Code shall mean the Uniform Commercial Code of the
State of Delaware or any other applicable jurisdiction, as amended from time to time.

     1.2. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Lender shall be deemed to include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). Whenever the Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

     1.3. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by U.S. GAAP.

2. BRIDGE LOAN

     2.1. Bridge Loan.

          (a) Subject to the terms and conditions hereof, the Lender hereby agrees to make a bridge loan (the "Bridge Loan") to the Borrower in such amounts as the Lender may advance from time to time after the date of this for the Borrower's general corporate purposes. The Lender shall have no obligation to make advances hereunder at any time after October 15, 1998.

     2.2. Repayment of Bridge Loan; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to the Lender the full outstanding principal amount of the Bridge Loan, together with all unpaid interest thereon and all other outstanding unpaid amounts owing to Lender under or in connection with the Loan Documents, on the Maturity Date (or on such earlier date that the Bridge Loan becomes due and payable pursuant to Section
7). The Borrower hereby agrees to pay interest on the unpaid principal amount of the Bridge Loan and unpaid overdue interest from time to time outstanding, from the Closing Date until payment in full thereof at the rates per annum, on the dates, and in the form and manner set forth herein.


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


          (b) The Bridge Loan shall be evidenced by the Bridge Note. The Bridge Note shall (i) be dated the Closing Date, (ii) be payable in full on the Maturity Date (or such earlier date that the Bridge Loan becomes due and payable pursuant to Section 7) and (iii) provide for the accrual of interest for the period from the date thereof until paid in full on the unpaid principal amount and on unpaid overdue interest from time to time outstanding at the rates per annum, on the dates, and in the form and manner set forth herein.

     2.3. Optional Prepayments.

          (a) The Borrower, may, at its option, upon not less than three Business Days prior, irrevocable written notice to Lender of the date and amount of such prepayment, be permitted to prepay the Bridge Loan, in whole, without penalty or premium.

          (b) Any prepayment made pursuant to this subsection 2.3 shall be accompanied by all accrued but unpaid interest thereon to the date of such prepayment.

          (c) Amounts paid or prepaid on account of the Bridge Loan may not be re-borrowed.

     2.4. Interest Rates.

          (a) The Bridge Loan shall not bear interest.

          (b) If all or a portion of the principal amount of the Bridge Loan any other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, to the fullest extent permitted by law, bear interest at a rate per annum equal to 12% in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment and during the pending of any bankruptcy, insolvency or similar proceeding).

          (c) Interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

     2.5. Computation of Interest.

          (a) Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

          (b) Notwithstanding any other provisions of any of the Loan Documents, the Borrower shall not be required to make any payments of interest or other amounts hereunder or under any other Loan Document to the extent such payments would cause the rate of interest charged hereunder to exceed the highest rate permitted under applicable law. Any such payments which are received by Lender may, at Lender's option, be applied against payment of principal of the Bridge Loan or other obligations payable to Lender hereunder or returned to Borrower.


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


     2.6. Intentionally omitted.

     2.7. Payments, Etc.

          (a) All payments (including prepayments) to be made by the Borrower hereunder or under any other Loan Document, whether on account of principal, interest or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender at the following address:

          VDC Corporation, Ltd.
          75 Holly Hill Lane
          Greenwich, CT  06831

or such other account or place as Lender may from time to time designate, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, interest thereon shall be payable at the then applicable rate during such extension.

          (b) All amounts which are or may become payable to Lender hereunder or under or in connection with this Agreement or any other Loan Document, other than principal of the Bridge Loan and interest accrued thereon and not overdue, shall be payable on demand.

          (c) The Lender shall maintain, in accordance with its usual practice, one or more accounts in which it will record the unpaid and outstanding amounts of principal of and interest on the Bridge Loan, as well as other unpaid and outstanding amounts owing from the Borrower to the Lender hereunder or under any other Loan Documents and, in addition, the Lender may at any time and from time to time record on the front or back of the Note, or on a continuation thereof, the unpaid and outstanding principal of and interest on the Bridge Loan and any payments made with respect thereto; provided, that neither the failure of the Lender to maintain any such account or make any such recordation nor any error therein shall discharge or affect in any manner the Borrower's obligations to pay such amounts to Lender in accordance with the terms hereof or of any Loan Document. Absent manifest error, any such account record or recordation or notation made on the Note, shall constitute conclusive evidence of such debts and amounts.

3. CONDITIONS OF LENDING

     Notwithstanding any other provision of this Agreement or any other Loan Document and without affecting in any manner the rights of the Lender under this Agreement, it is understood and agreed that the Lender shall have no obligation at any time under Article 2 of this Agreement unless and until the following conditions have been and continue to be satisfied, all in form and substance satisfactory to the Lender and its counsel:


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     3.1. The Bridge Loan.

          (A) The Lender shall have received, on or prior to the Closing Date, the following documents:

               (i) this Agreement, duly executed and delivered;

               (ii) the Bridge Note in the form of Exhibit "A", duly executed and delivered;

               (iii) the Guaranty Agreement in the form of Exhibit "B", duly executed and delivered; and

               (iv) such other documents and certificates as to the transactions contemplated by this Agreement and the other Loan Documents as the Lender may reasonably request.

          (B) The representations and warranties of the Borrower contained in
     Article 5 hereof shall be true on and as of the Closing Date; the Borrower shall have complied with all covenants and conditions hereof; there shall exist on the Closing Date no Event of Default or Potential Default; and the Borrower shall have delivered to the Lender a certificate of its Chief Executive Officer, President and Chief Financial Officer dated the Closing Date, to each such effect.

          (C) All legal details and proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Lender and its counsel, and the Lender and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its counsel may reasonably request.

4. GUARANTY

     4.1. Guaranty Agreement. To secure the timely payment and performance of Borrower of its obligations under this Agreement, the Guarantor shall guarantee the timely payment and performance of the Company's obligations hereunder pursuant to the Guaranty.

     4.2. Further Assurances. At the Lender's request, the Borrower and/or the Guarantor shall execute and deliver to the Lender, at any time hereafter, all agreements, instruments or other documents that the Lender may reasonably request to carry out the intent of this Agreement and the other Loan Documents, in form and substance acceptable to the Lender, and pay the costs of any recording or filing of the same.


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


5. REPRESENTATIONS AND WARRANTIES

     5.1. The Borrower represents and warrants that:

               (A) Organization, Qualification and Capitalization; Subsidiaries. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the lawful power to own or lease its properties and to engage in the business it presently conducts and contemplates conducting; and the Borrower is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction wherein the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to be so qualified or licensed would not result in a Material Adverse Change.

               (B) Power and Authority. The Borrower has the corporate power and authority to make and carry out this Agreement and the other Loan Documents, to execute and deliver this Agreement and the other Loan Documents, and to make the borrowings contemplated hereby and to perform its obligations under this Agreement and the other Loan Documents, all such actions have been duly authorized by all necessary corporate proceedings on its part.

               (C) Validity and Binding Effect; Consents. This Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrower and any other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. Except as set forth on Schedule 5.1(C), no authorization, approval, exemption or consent by any governmental authority or public body or other authority is required in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement or the other Loan Documents by the Borrower or the Guarantor.

               (D) No Conflict. Except as set forth on Schedule 5.1(D), neither the execution and delivery of this Agreement or the other Loan Documents nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof (i) will conflict with, result in any breach of, or constitute a default under, the terms and conditions of the articles or certificate of incorporation or bylaws of the Borrower or of any law or any order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject, or (ii) will result in the creation or


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          enforcement of any Lien whatsoever upon any property (now or hereafter acquired) of the Borrower (other than Liens granted under the Loan Documents).

               (E) Litigation. Except as set forth on Schedule 5.1(E), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against it at law or equity before any court or before any federal, state, municipal or any governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which individually or in the aggregate may result in a Material Adverse Change. The Borrower is not in default with respect to any order, writ, injunction or any decree of any court or any federal, state, municipal or other governmental department, commission or bureau, agency or instrumentality applicable to the Borrower which may result in any such Material Adverse Change.

               (F) Financials. The Financials have been prepared in accordance with U.S. GAAP applied on a consistent basis and fairly present the assets, liabilities and financial condition and results of operations of the Borrower at and as of the dates thereof; there are no material liabilities, direct or indirect, fixed or contingent, of the Borrower which are not reflected in the Financials nor omissions of other facts or circumstances which are or may be material, and there has been no Material Adverse Change in the Borrower since March 31, 1998; there exists no equity or long-term investments in, or outstanding advances to, any person not reflected in the Financials.

               (G) Absence of Certain Developments. Except as disclosed in
          Schedule 5.1(G), since the date of the latest Financials, (i) there has been no material adverse change in the financial condition of Borrower, (ii) the Borrower has not incurred any material liabilities or material contingent liabilities, (iii) the Borrower has not declared any dividends or purchased any of its capital stock, (iv) the Borrower has not entered into any material transactions outside the ordinary course of business, (v) the Borrower has not waived a valuable right or canceled any debt or claim held by the Borrower,
          (vi) the Borrower has not made a loan to any officer, director, employee or shareholder of Borrower, or any agreement or commitment therefor, (vii) the Borrower has not had or committed to any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Borrower except as required by written employment agreements to which the Borrower is a party (and which such increases are described in Schedule 5.1(G), (viii) the Borrower has not had any material loss, destruction or damage to any property, whether or not insured, (ix) the Borrower has not had any change in personnel or the terms and conditions of their employment, (x) the Borrower has not had any acquisition or disposition of any assets (or any contract or arrangement therefore), or any other transaction otherwise than for fair value in the ordinary course of business, and (xi) the Borrower has not committed itself to any of (i) through (x) above.


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


               (H) Title to Assets; Condition of Assets. The Borrower has good, indefeasible and marketable title in fee simple to real property purported to be owned by it and good and marketable title to all other property purported to be owned by it, including that reflected in the Financials. With respect to the assets of the Borrower that are leased, the leases are in full force and effect and the Borrower is in compliance with all material provisions of such leases and there are no defaults thereunder. The equipment and other tangible assets of the Borrower are in good operating condition (except for reasonable wear and tear), and have been reasonably maintained.

               (I) Patents, Licenses, Permits, etc. The Borrower owns or possesses no patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights.

               (J) Liens, Encumbrances and Judgments. There are no Liens upon or against real or other property owned or leased by the Borrower or any unsatisfied judgments entered against the Borrower.

               (K) Tax Returns and Taxes. The Borrower has filed all federal, state and local tax returns and other reports required by law to be filed and has paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances relating to employees, payroll, income and gross receipts, ownership or use of any of its assets, and any other aspect of its respective business or financial affairs, as the case may be, except any of the foregoing being contested in good faith and by appropriate proceedings; and the accruals and reserves in the books of the Borrower in respect of federal taxes are adequate and the Borrower has no knowledge of any unpaid assessments for additional federal or state taxes for any fiscal period.

               (L) Compliance with Laws and Agreements. The Borrower is not in violation of any applicable law, or of any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority. The Borrower is not in default, and no event or condition has occurred which with the giving of notice or passage of time or both would constitute such a default, with respect to any indenture, loan agreement, mortgage, lease, deed, any other similar agreement relating to the borrowing of monies or any other material agreement to which it is a party or by which it is bound. The Borrower has all the licenses, permits, consents, approvals and rights necessary to operate its business.

               (M) Plans. The Borrower does not sponsor, maintain, or contribute to any employee benefit plans, pension plans, profit-sharing plans, or stock ownership plan, stock option plan or other compensatory or benefit plans.

               (N) Margin Stock. The Borrower's execution and delivery of this Agreement or any of the other Loan Documents does not directly or indirectly


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          violate or result in a violation of Regulations G, T, U and X of the
          Board of Governors of the Federal Reserve System and the Borrower does not own or intend to purchase or carry any "margin security," as defined in said Regulations.

               (O) Intentionally Omitted.

               (P) Solvency. The Borrower has sufficient capital to carry on all businesses and transactions in which it now engages or is about to engage, is Solvent.

               (Q) Holding Company and Investment Company Status. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

               (R) Offices of the Borrower. The address specified in Section 8.9 include and designate the Borrower's chief executive office and principal place of business.

               (S) Employment and Labor Matters. The Borrower is in compliance with its labor contracts, if any, and all applicable federal, state and local labor and employment laws, including but not limited, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of any of the Borrower's labor contracts and there are no current or threatened strikes, picketing, handbilling or other work stoppages or slow downs at any facility of the Borrower which in any case could constitute a "Material Adverse Change." The Borrower does not have in effect, or any obligation to put into effect, any employment agreements, deferred compensation, pension or retirement agreements or arrangements, bonus incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements. There are no existing or proposed loans, leases, licenses or other such agreements or arrangements between the Borrower, on the one hand, and any officer, director or stockholder of the Borrower, on the other hand.

               (T) Full Disclosure. Neither this Agreement nor any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact or any fact necessary in order to make the statements contained herein or therein not misleading, and there are no facts known to the Borrower which materially or adversely affect, or in the future may so affect, its respective business, operations, properties, assets or financial condition.

6. COVENANTS AND CONTINUING AGREEMENTS

     6.1. Affirmative Covenants. From the date hereof and thereafter until the termination of the Bridge Loan and until the Liabilities have been paid in full, the Borrower covenants and agrees as follows:

               (A) Preservation of Existence, etc. The Borrower shall maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

               (B) Payment of Liabilities, Including Taxes, etc. The Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by U.S. GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would result in a Material Adverse Change, provided that the Borrower will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               (C) Maintenance of Insurance. The Borrower shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, flood, extended coverage, property damage, workmen's compensation, and public liability insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably acceptable by the Lender.

               (D) Maintenance of Properties and Leases. The Borrower shall maintain in good repair, working order and condition (ordinary wear and tear excepted), in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

               (E) Maintenance of Patents, Trademarks, Permits, Licenses, etc. The Borrower shall maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

               (F) Visitation Rights. The Borrower shall permit any of the officers or authorized employees or representatives of the Lender to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Lender may reasonably request, provided that the Lender shall provide the Borrower with reasonable notice prior to any visit or inspection.

               (G) Keeping of Records and Books of Account. The Borrower shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with U.S. GAAP and as otherwise required by applicable law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               (H) Compliance with Laws. The Borrower shall comply with all applicable laws, in all respects, provided that it shall not be deemed to be a violation of this Section 6.1(H) if any failure to comply with any law would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

               (I) Use of Proceeds. The Borrower shall use the proceeds of the Bridge Loan only for lawful purposes in accordance with Section 2.1 and such uses shall not contravene any applicable law or any other provision hereof.

     6.2. Negative Covenants. From the date hereof and thereafter under the termination of the Bridge Loan and until the Liabilities have been paid in full, and unless the Borrower shall have obtained the express prior written consent of the Lender, the Borrower covenants and agrees as follows:

               (A) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness under the Loan Documents and (ii) trade accounts payable and other Indebtedness (except for money borrowed and capitalized leases) incurred in the ordinary course of business.

               (B) Contingent Indebtedness. The Borrower shall not endorse, assume, guarantee, become surety for, or otherwise become or remain directly or contingently liable in connection with the Indebtedness of any other person

          (except the Lender) except for (i) Indebtedness permitted by Section 6.2(A) and (ii) the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business.

               (C) Loans and Investments. The Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                    (i) trade credit extended on usual and customary terms in
               the ordinary course of business; and

                    (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business.

               (D) Dividends and Related Distributions. The Borrower shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor).

               (E) Liquidations, Mergers, Consolidations, Acquisitions. The Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other person.

               (F) Dispositions of Assets. The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, or engage in a sale leaseback transaction with respect to, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock) except:

                    (i) transactions involving the sale of inventory in the
               ordinary course of business;

                    (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's business; or

                    (iii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of this Agreement, including without limitation, Section 6.2(A).

               (G) Affiliate Transactions. The Borrower shall not enter into or carry out any transaction (including, without limitation, purchasing property or services from or selling property or services with any Affiliate) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions which are fully disclosed to the Lender and is in accordance with all applicable laws.

               (H) Issuance of Interests. The Borrower shall not issue any additional membership interests or any options, warrants, any securities convertible into membership interests or other rights in respect thereof.

               (I) Changes in Organizational Documents. The Borrower shall not amend in any respect its certificate of formation, operating agreement or other organizational documents without providing at least thirty
          (30) days' prior written notice to the Lender and, in the event such change would be adverse to the Lender as determined by the Lender in its sole discretion, obtaining the prior written consent of the Lender.

     6.3. Reporting Requirements. From the date hereof and thereafter until the termination of the Bridge Loan and until the Liabilities have been paid in full, the Borrower covenants and agrees that it shall deliver the following:

               (A) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (except to the extent that the Borrower files all necessary extensions pursuant to the Securities Exchange Act of 1934, as amended), financial statements of the Borrower consisting of a balance sheet as of the end of such fiscal year, and related statements, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by the Borrower's Auditors, which shall issue an audit level opinion. The report of the Borrower's Auditors shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which said auditors concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents.

               (B) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the

          Borrower's financial statements, consisting of a balance sheet as of the end of such quarter and related statements of income, stockholders' equity and cash flows for the quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with U.S. GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               (C) Compliance Certificates. Concurrently with the delivery of the financial statements and information described in subsections (A) and (B) above, a certificate, in a form acceptable to Lender, of the Borrower's Auditors with respect to subsection (A) and of the Chief Executive Officer, President or Chief Financial Officer of the Borrower with respect to subsections (B) and (C), certifying to the Lender that such statements are true, complete and correct and that no Event of Default or Potential Default has occurred which was continuing at the end of the period covered by such financial statements or on the date of such certificate, or if an Event of Default or Potential Default has occurred and was continuing at the end of such period or on the date of such certificate, indicating the nature of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

               (D) Notice of Default. Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or the Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

               (E) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any court or governmental or administrative body or agency or any other person against the Borrower which involve a claim or series of claims in excess of Twenty-Five Thousand Dollars ($25,000) or which if adversely determined would constitute a Material Adverse Change.

               (F) Budgets, Forecasts, Other Reports and Information. Promptly upon their becoming available to the Borrower:

                    (i) the annual business plan and any other forecasts or
               projections of the Borrower, to be supplied not later than thirty
               (30) days after the commencement of the fiscal year to which any of the foregoing may be applicable; and

                    (ii) such other reports and information as the Lender may
               from time to time reasonably request.

          (G) Income Tax Returns of the Borrower. As soon as available and in no event later than the date when due, a copy of all federal, state and local income tax returns of the Borrower.

7. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     7.1. Events of Default. The occurrence or existence of any of the following events, conditions, acts or omissions shall constitute an "Event of Default" hereunder unless waived by the Lender pursuant to Section 8.3:

          (A) The Borrower fails to pay any principal of or interest on the Bridge Loan or any other Liability when due and payable;

          (B) Any representation, warranty, statement, report, financial statement or certificate made or delivered by the Borrower, or the Guarantor, to the Lender shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

          (C) The Borrower, or the Pledgor, fails to perform, keep or observe any term, provision, condition or covenant contained in this Agreement or in any other Loan Document, which is required to be performed, kept or observed by the Borrower, or Pledgor, as applicable;

          (D) The Borrower defaults in the payment when due (whether by acceleration or otherwise) of principal of or interest or premium on any other Indebtedness for the payment of borrowed money (whether evidenced by a bond, note, debenture, deferred purchased price obligation, capitalized lease, book entry or otherwise) in excess of Twenty-Five Thousand Dollars ($25,000) or the Borrower defaults in the performance of any agreement under which any such Indebtedness is created, if the effect of such default is to cause the holders of such Indebtedness (or any person on behalf of such holders) to declare such Indebtedness due prior to its stated maturity;

          (E) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, interests, rights, remedies, powers or privileges intended to be created thereby;

          (F) Any judgment, decree or order for the payment of money in excess of Twenty-Five Thousand Dollars ($25,000) shall be entered against the Borrower and such judgment, decree or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

          (G) A notice of lien or assessment is filed of record with respect to all or any of the Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of the foregoing becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

          (H) The Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

          (I) Any of the Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; or an application is made by any person other than the Borrower for the appointment of a receiver, trustee or custodian for any of the Borrower's assets and the same is not dismissed within thirty (30) days after the application therefor;

          (J) A change of control of the Borrower shall occur;

          (K) An application is made by the Borrower for the appointment of a receiver, trustee or custodian for any of the Borrower's assets; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law shall be filed by the Borrower; or the Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by the Borrower for its dissolution, liquidation or termination; or

          (L) The Borrower ceases to conduct its business as now conducted; or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law is filed against the Borrower or any case or proceeding is filed against the Borrower for its dissolution or liquidation, and such petition, case or proceeding is not dismissed within thirty (30) days after the filing thereof.

     7.2. Acceleration of Liabilities. Upon the occurrence and continuation of an Event of Default mentioned in any of Sections 7.1(A) through 7.1(J), all of the Liabilities may, at the option of the Lender and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Upon the occurrence of an Event of Default mentioned in any of Sections 7.1(K) and 7.1(L), all of the Liabilities shall immediately and automatically become due and payable, without demand, notice or legal process of any kind.

     7.3. Remedies. Upon and after an Event of Default, the Lender shall have in addition to all of the rights and remedies contained in this Agreement or in any other Loan Document, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

8. MISCELLANEOUS

     8.1. Modification of Agreement; Sale of Interest. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Lender. The Borrower may not sell, assign or transfer this Agreement or any other Loan Document or any portion hereof or thereof, including, without limitation, the Borrower's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Borrower hereby consents to the Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the other Loan Documents or of any portion hereof or thereof, including, without limitation, the Lender's rights, title, interests, remedies, powers and/or duties hereunder or thereunder.

     8.2. Reimbursement and Indemnification of the Lender by the Borrower. The Borrower agrees unconditionally upon demand to pay or reimburse the Lender and to hold the Lender harmless against (A) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to fees and expenses of counsel, incurred by the Lender (i) relating to any requested amendments, waivers or consents pursuant to the provisions hereof,
(ii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iii) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings; and (B) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Lender in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same results from the Lender's gross negligence or willful misconduct.

          All of the foregoing expenses shall be due and payable upon demand by the Lender; any such expense not paid when due shall bear interest from the date due until paid at the interest rate specified in subsection 2.4(a), as such interest rate may be modified by subsection 2.4(b).

     8.3. No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or any other right, power, remedy or privilege. The rights and remedies of the Lender under this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any provision of, or any breach or default under, this Agreement or any other Loan Document must be in writing and shall be effective only to the extent specifically set forth in such writing.

     8.4. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     8.5. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the Lender. This provision, however, shall not be deemed to modify Section 8.1.

     8.6. Conflict of Terms. All of the other Loan Documents and all Schedules and Exhibits referred to in this Agreement shall be and be deemed to be incorporated herein by reference for all purposes, notwithstanding that any one or more of such other Loan Documents, Exhibits and/or Schedules may not be physically attached to or otherwise accompany any counterpart or copy of this Agreement. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control.

     8.7. Waivers by the Borrower. Except as otherwise expressly provided for in this Agreement, the Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by the Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard; (ii) all rights to notice of a hearing prior to the Lender's taking possession or control of, or to the Lender's replevin, attachment or levy upon, the bond or security which might be required by any court prior to allowing the Lender to exercise any of the Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. The Borrower acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     8.8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE FIRST PAGE HEREOF (OR SUCH OTHER ADDRESS AS MAY BE DULY DESIGNATED BY BORROWER PURSUANT TO SECTION 8.9 HEREOF) AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER AGREES THAT IF IT AT ANY TIME COMMENCES ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE LIABILITIES, IT WILL COMMENCE SUCH ACTION OR PROCEEDING ONLY IN A STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE. BORROWER WAIVES ALL RIGHTS TO TRIAL BY JURY. BORROWER WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     8.9. Notice. Except as otherwise provided herein, any notice or other written communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon deposit in the United States mail, with proper postage prepaid, (ii) by hand delivery, (iii) by overnight express mail courier, or (iv) by telecopier, and addressed to the party to be notified at the address set forth below or to such other address as each party may designate for itself in writing by like notice, provided notices to the Lender shall not be effective until received.

          To the Lender:

               VDC Corporation
               75 Holly Hill Lane
               Greenwich, CT 06831
               Attention: Frederick A. Moran, Chief Executive Officer

               with a copy to:    Buchanan Ingersoll
                                  Professional Corporation
                                  Eleven Penn Center
                                  1835 Market Street, 14th Floor
                                  Philadelphia, PA 19103
                                  Attention: Stephen M. Cohen, Esquire
                                  Telecopier: (215) 665-8760

          To the Borrower:

               Masatepe Communications U.S.A., L.L.C.
               75 Holly Hill Lane
               Greenwich, CT  06831
               Attention: Marc Graubart, Chief Executive Officer

     8.10. Section Titles. The article and section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     8.11. Prior Understanding. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein or therein, including any prior proposal or commitment letters.

     8.12. Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Bridge Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Lender or payment in full of the Bridge Loan. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of this Agreement and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, additional compensation or expenses, fees or expenses and indemnification, including those set forth in Article 2 and Sections 7.2 and 8.2 hereof, shall survive payment in full of the Bridge Loan and termination of this Agreement.

     8.13. Exceptions to Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable law.

     8.14. Holiday Payments. If any payment to be made to the Lender hereunder shall become due on a date not a Business Day, such payment shall be made on the next succeeding Business Day and interest shall accrue on any principal amount of such payment until the date on which such principal amount is paid to the Lender.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, this Loan Agreement has been duly signed, sealed and delivered by the undersigned as of the day and year specified at the beginning hereof.

ATTEST:                                  BORROWER

                                         MASATEPE COMMUNICATIONS U.S.A., L.L.C.

                                         By: VDC CORPORATION LTD.,
                                             its Managing Member

__________________________               By: /s/ Frederick A. Moran
                                             ----------------------------------
Title:                                       Frederick A. Moran,
                                             Chief Executive Officer

[Corporate Seal]



                                         LENDER

                                         VDC CORPORATION, LTD.


                                         By: /s/ Frederick A. Moran
                                             ----------------------------------
                                             Frederick A. Moran,
                                             Chief Executive Officer

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1. GENERAL DEFINITIONS.............................................................1
         1.1.  Definitions.........................................................1
         1.2.  Construction........................................................5
         1.3.  Accounting Principles...............................................5


2. BRIDGE LOAN.....................................................................5
         2.1.  Bridge Loan.........................................................5
         2.2.  Repayment of Bridge Loan, Evidence of Debt..........................5
         2.3.  Optional Prepayments................................................6
         2.4.  Interest Rates......................................................6
         2.5.  Computation of Interest.............................................6
         2.6.  Fee.................................................................7
         2.7.  Payments, Etc.......................................................7


3. CONDITIONS OF LENDING...........................................................7
         3.1.  The Bridge Loan.....................................................8


4. GUARANTY........................................................................8
         4.1.  Guaranty; Security Interest.........................................8
         4.2.  Further Assurances..................................................8


5. REPRESENTATIONS AND WARRANTIES..................................................9
         5.1.  General Representations and Warranties..............................9


6. COVENANTS AND CONTINUING AGREEMENTS............................................13
         6.1.  Affirmative Covenants..............................................13
         6.2.  Negative Covenants.................................................14
         6.3.  Reporting Requirements.............................................16


7.1 EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.............................18
         7.1.  Events of Default..................................................18
         7.2.  Acceleration of Liabilities........................................20
         7.3.  Remedies...........................................................20

8. MISCELLANEOUS..................................................................20
         8.1.  Modification of Agreement; Sale of Interest........................20
         8.2.  Reimbursement and Indemnification of the Lender by the Borrower....20
         8.3.  No Implied Waivers; Cumulative Remedies; Writing Required..........21
         8.4.  Severability.......................................................21
         8.5.  Successors and Assigns.............................................21
         8.6.  Conflict of Terms..................................................21
         8.7.  Waivers by the Borrower............................................22
         8.8.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial....22
         8.9.  Notice.............................................................22
         8.10. Section Titles.....................................................23
         8.11. Prior Understanding................................................23
         8.12. Duration; Survival.................................................23
         8.13. Exceptions to Covenants............................................24
         8.14. Holiday Payments...................................................24
         8.15. Counterparts.......................................................24